Exhibit 99.1

TECH INDUSTRIES, INC. AND AFFILIATES

COMBINED FINANCIAL STATEMENTS

As of December 29, 2002 and December 30, 2001 and
For the Years Ended December 29, 2002, December 30, 2001 and December 31, 2000
With Report of Independent Auditors’

REPORT OF INDEPENDENT AUDITORS’

To the Stockholders and Partners of
Tech Industries, Inc. and Affiliates

     We have audited the accompanying combined balance sheets of Tech Industries, Inc. and Affiliates as of December 29, 2002 and December 30, 2001 and the related statements of income (loss), equity and cash flows for the years ended December 29, 2002, December 30, 2001 and December 31, 2000. These combined financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of Tech Industries, Inc. and Affiliates as of December 29, 2002 and December 30, 2001 and the results of their operations and their cash flows for the years ended December 29, 2002, December 30, 2001 and December 31, 2000 in conformity with accounting principles generally accepted in the United States of America.

/s/ Prescott Chatellier Fontaine & Wilkinson, LLP
Prescott Chatellier Fontaine & Wilkinson, LLP
Providence, Rhode Island

November 14, 2003

TECH INDUSTRIES, INC. AND AFFILIATES

COMBINED BALANCE SHEETS
(in thousands)

	December 29,	December 30,
	2002	2001

ASSETS
Current assets:
Cash and cash equivalents	$5,447	$1,467
Accounts receivable, less allowance of $212	4,241	5,167
Inventories	2,805	4,120
Other current assets	199	195
Property held for sale	726	211

Total current assets	13,418	11,160

Property and equipment, net	6,024	6,909
Property held for sale	—	726
Other assets	4	4

Total assets	$19,446	$18,799

LIABILITIES, MINORITY INTEREST AND EQUITY
Current liabilities:
Accounts payable	$934	$1,496
Accrued expenses and liabilities	1,495	1,334

Total current liabilities	2,429	2,830

Minority interest	408	—

Equity:
Common stock	21	21
Paid-in capital	2,815	2,794
Partners’ capital	1,617	1,385
Retained earnings	12,156	11,769

Total equity	16,609	15,969

Total liabilities, minority interest and equity	$19,446	$18,799

The accompanying notes are an integral part of these combined financial statements.

TECH INDUSTRIES, INC. AND AFFILIATES

COMBINED STATEMENTS OF INCOME (LOSS)
(in thousands)

	Year ended	Year ended	Year ended
	December 29,	December 30,	December 31,
	2002	2001	2000

Sales	$32,234	$37,144	$39,203
Cost of sales	24,625	30,330	32,519

Gross profit	7,609	6,814	6,684

Selling, general and administrative	3,872	4,723	5,471
Research and development	412	—	-
Restructuring costs	—	39	1,908

Income (loss) from operations	3,325	2,052	(695)

Other (income) expense:
Interest income	(56)	(61)	(21)
Interest expense	—	300	111
(Gain) loss on sale of fixed asset	(626)	172	400
Foreign currency exchange (gain) loss	(175)	2,609	23
Minority interest expense	148	—	—
Other, net	(363)	(136)	(90)

Total other (income) expense	(1,072)	2,884	423

Net income (loss)	$4,397	$(832)	$(1,118)

The accompanying notes are an integral part of these combined financial statements.

TECH INDUSTRIES, INC. AND AFFILIATES

COMBINED STATEMENTS OF EQUITY

For the Years Ended
December 29, 2002, December 30, 2001 and December 31, 2000
(in thousands)

					Accumulated Other
	Common	Paid-in	Partner's	Retained	Comprehensive	Total
	Stock	Capital	Capital	Earnings	Income (Loss)	Equity

Balance, December 26, 1999	$21	$2,607	$642	$18,061	$(1,517)	$19,814

Foreign currency translation adjustment					(560)	(560)
Net income (loss) for the year			655	(1,773)		(1,118)

Comprehensive loss						(1,678)
Capital contribution		37				37
Distribution to stockholders			(222)	(957)		(1,179)

Balance, December 31, 2000	21	2,644	1,075	15,331	(2,077)	16,994

Foreign currency translation adjustment (Note 6)					2,077	2,077
Net income for the year			680	(1,512)		(832)

Comprehensive income						1,245
Capital contribution		150				150
Distribution to stockholders			(370)	(2,050)		(2,420)

Balance, December 30, 2001	21	2,794	1,385	11,769	—	15,969

Net income for the year			710	3,687		4,397

Comprehensive income						4,397
Capital contribution		21				21
Distribution to stockholders			(478)	(3,300)		(3,778)

Balance, December 29, 2002	$21	$2,815	$1,617	$12,156	$—	$16,609

The accompanying notes are an integral part of these combined financial statements.

TECH INDUSTRIES, INC. AND AFFILIATES

COMBINED STATEMENTS OF CASH FLOWS
(in thousands)

	Year ended	Year ended	Year ended
	December 29,	December 30,	December 31,
	2002	2001	2000

Cash flows from operating activities:
Net income (loss)	$4,397	$(832)	$(1,118)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,657	1,799	2,153
Decrease in provision for doubtful accounts	—	(89)	(17)
Minority interest expense	148	—	—
Reclassification of currency loss (Note 6)	—	2,529	—
(Gain) loss on sale of property and equipment	(626)	172	400
Gain on sale of stock of subsidiary	(17)	—	—
(Increase) decrease in:
Accounts receivable	727	1,083	1,551
Inventories	1,315	2,353	(210)
Other assets	(82)	385	654
Increase (decrease) in:
Accounts payable	(530)	(732)	(704)
Accrued expenses and liabilities	149	(892)	(44)

Net cash provided by operating activities	7,138	5,776	2,665

Cash flows from investing activities:
Proceeds from sale of property and equipment	1,405	336	1,240
Principal collected on notes receivable	74	84	34
Capital expenditures	(1,160)	(1,103)	(3,971)
Decrease (increase) in cash surrender value of life insurance	—	554	(33)
Proceeds from sale of stock	363	—	—

Net cash provided by (used in) investing activities	682	(129)	(2,730)

Cash flows from financing activities:
Decrease in book overdraft	—	—	(245)
Payments on long-term debt	(4)	(2,131)	1,637
Distributions to stockholders/partners	(3,778)	(2,420)	(1,179)
Capital contribution	21	150	37

Net cash (used in) provided by financing activities	(3,761)	(4,401)	250

Effect of exchange rate changes on cash	(79)	(20)	56

Increase in cash and cash equivalents	3,980	1,226	241
Cash and cash equivalents at beginning of period	1,467	241	—

Cash and cash equivalents at end of period	$5,447	$1,467	$241

The accompanying notes are an integral part of these combined financial statements.

TECH INDUSTRIES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Summary Of Significant Accounting Policies

Basis of Presentation

     The combined financial statements include the accounts of Tech Industries, Inc. (“Tech”) and its subsidiaries and affiliated entities Fairmount Realty Associates, 84 Fairmount Street Limited Partnership and Tech Industries U.K. Ltd. (collectively, the “Company”). The affiliated entities are included since the entities have common ownership with Tech. These affiliated entities are collectively referred to as the “Affiliates”.

Organization and Nature of Business

     Tech manufactures and sells plastic packaging components from a manufacturing facility located in Woonsocket, Rhode Island.

     The Company had two foreign subsidiaries, Tech Industries Ireland Limited (“Tech Ireland”) and Tech Industries do Brasil Ltda., which ceased operations in 2001. During 2002, the Company sold a 22.86% interest in Tech Ireland for $363,000 to an officer of the Company. A gain of $17,020 was realized from the sale.

     Tech Industries U.K. Ltd. (“Tech U.K.”) operates as a sales office in the United Kingdom for products sold to customers in Europe. During 2002, the Company transferred approximately $1.7 million of its European sales to Tech U.K., which subcontracted the production to another manufacturer. The Company also transferred approximately $1.8 million in European sales to another manufacturer and earned an 8 percent commission totaling $144,482 on such sales.

     Fairmount Realty Associates owns the manufacturing facility used by Tech and 84 Fairmount Street Limited Partnership owns a warehouse used by Tech.

     Substantially all of the trade accounts receivable are due from companies in the cosmetic industry throughout the world. The Company performs credit evaluations on all new customers and does not require collateral. The Company has two major customers which accounted for approximately 24% and 25% (2002), 28% and 25% (2001) and 40% and 20% (2000), respectively, of the Company’s sales. Additionally, sales to seven customers represented approximately 83% (2002), 84% (2001), and 72% (2000) of net sales. Credit losses are provided for in the financial statements and consistently have been within management’s expectations.

Principles of Consolidation

     The combined financial statements of the Company include the financial statements of Tech and its subsidiaries that are controlled by the Company and entities that have common ownership with Tech. All material intercompany accounts and transactions between the combined entities have been eliminated.

TECH INDUSTRIES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Summary Of Significant Accounting Policies (Continued)

Fiscal Year End

     The Company’s fiscal year ends on the last Sunday in December.

Cash Equivalents

     The Company considers all highly liquid and short-term investments with an original maturity of three months or less to be cash equivalents.

Inventories

     Inventories are stated at the lower of first-in, first-out (FIFO) cost or market.

Property and Equipment

     Property and equipment are recorded at cost, except that property under capital leases is recorded at the lower of the present value of future minimum lease payments or the fair value of the property at the beginning of the lease term. The cost and accumulated depreciation of assets sold or retired are removed from the respective accounts and any gain or loss is recorded in earnings. Maintenance and repairs are charged to expense when incurred. Depreciation is provided over the estimated useful lives of the assets using the straight-line method as follows:

Assets	Life

Buildings/Leasehold improvements	5 - 39 years
Machinery and equipment	3 - 7 years
Molds	3 - 7 years
Furniture and fixtures	7 years
Transportation equipment	5 years
Computer equipment	5 years

Property Held for Sale

     At December 29, 2002 and December 30, 2001, the property held for sale totaled $726,000 and $937,000, respectively, and are classified in the accompanying combined balance sheets as current and noncurrent assets based on the year of sale. Refer to Note 6.

TECH INDUSTRIES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies (continued)

Income Taxes

     Tech and Tech U.K. are S Corporations as defined in the Internal Revenue Code. Accordingly, the Company does not provide for income taxes since the pro rata share of income is included in the stockholders’ individual tax returns.

     84 Fairmount Street Limited Partnership and Fairmount Realty Associates are partnerships. Accordingly, the pro rata share of income is included in the partners’ individual income tax returns.

Concentration of Credit Risk

     The Company has cash deposits at one financial institution, which has a federally insured limit of $100,000. The cash balance in this institution exceeds the federally insured limit at various times throughout the year.

Translation of Foreign Currencies

     The Company’s foreign subsidiaries use the local currency as their functional currency. Assets and liabilities are translated at year-end exchange rates. Items of income and expense are translated at average exchange rates for the relevant year. Translation gains and losses are not included in determining net income (loss) but are accumulated as a separate component of equity. Gains and losses arising from foreign currency transactions are included in determining net income (loss).

Revenue Recognition

     The Company recognizes revenue when title, ownership and risk of loss pass to the customer and collectibility is probable.

Advertising Expenses

     Advertising costs are expensed as incurred and totaled $168,118, $211,442, and $309,094 for the years ended December 29, 2002, December 30, 2001 and December 31, 2000, respectively.

Research and Development Expenditures

     Research and development expenditures are charged to operations as incurred.

TECH INDUSTRIES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

1. Summary of Significant Accounting Policies (continued)

Segment Information

     The Company follows the provisions of SFAS No. 131, “Disclosures about Segments of an Enterprise and Related Information, Financial Reporting for Segments of a Business.” This statement establishes standards for reporting information about operating segments, products and services, geographic areas and major customers in annual financial statements. The Company manages and operates its business as one segment. International sales were 21% of revenues in 2002, 22% in 2001 and 32% in 2000.

Use of Estimates

     The preparation of the combined financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Recent Accounting Pronouncements

     In July 2001, the Financial Accounting Standards Board (FASB) issued Statement of Financial Accounting Standards (SFAS) No. 141, “Business Combinations” and SFAS No. 142, “Goodwill and Other Intangible Assets.” SFAS No. 141 established accounting and reporting standards for business combinations. SFAS No. 142 established accounting and reporting standards for acquired goodwill and other intangible assets, specifically, how they should be treated upon, and subsequent to, their acquisition. Both SFAS No. 141 and SFAS No. 142 are required to be applied in fiscal years beginning after December 15, 2001. Effective December 30, 2002, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 142, “Goodwill and Other Intangible Assets,” and (SFAS) No. 141, “Business Combinations”. The adoption of SFAS No. 141 and 142 had no impact on the Company’s financial statements for the year ended December 29, 2002.

     On August 15, 2001, the FASB issued SFAS No. 143, “Accounting for Asset Retirement Obligation.” The Company will adopt this statement on December 29, 2003 and is presently evaluating the impact it may have on the Company.

TECH INDUSTRIES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

     On August 15, 2001, FASB issued SFAS No.144, “Accounting for the Impairment or Disposal of Long-Lived Assets.” SFAS No. 144 supercedes or amends existing accounting literature related to the impairment and disposal of long-lived assets. SFAS No. 144 requires long-lived assets to be tested for impairment whenever events or changes in circumstances indicate that their carrying amount may not be recoverable from future cash flows of the particular asset group or there is an expectation that it is more likely than not that a long-lived group will be sold or otherwise disposed of before the end of its previously estimated useful life. The adoption of SFAS No. 144 had no impact on the Company’s financial statements for the year ended December 29, 2002.

     Effective January 1, 2002, the Company adopted SFAS No. 145, “Rescission of Financial Accounting Standards Board’s (“FASB”) Statements No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections.” This statement updates, clarifies and simplifies existing accounting pronouncements. While the technical corrections to existing pronouncements are not substantive in nature, in some instances they may change accounting practice. The provisions of this standard related to SFAS No. 13, Accounting for Leases, are effective for transactions occurring after May 15, 2002. Prospectively, as a result of the adoption of SFAS No. 145, debt extinguishment costs will no longer be treated as extraordinary items. The impact of adopting SFAS No. 145 was not material to the Company’s financial statements for the year ended December 29, 2002.

2. Inventories

     Inventories at December 29, 2002 and December 30, 2001 consisted of the following (in thousands):

	2002	2001

Raw materials	$868	$1,090
Work in process and finished goods	1,937	3,030

Total	$2,805	$4,120

TECH INDUSTRIES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

3. Property and Equipment

     Property and equipment and accumulated depreciation at December 29, 2002 and December 30, 2001 consisted of the following (in thousands):

	2002	2001

Land	$404	$404
Buildings	1,424	1,424
Machinery and equipment	15,463	15,498
Molds	6,879	6,255
Transportation equipment	119	185
Furniture and fixtures	314	313
Leasehold improvements	457	457
Computer equipment	1,129	1,044

Total property and equipment	$26,189	$25,580
Total accumulated depreciation	(20,165)	(18,671)

Net property and equipment	$6,024	$6,909

4. Revolving Credit Agreement

     At December 29, 2002, the Company had a Revolving Credit Agreement (the “Agreement”) with Citizens Bank, which provided for maximum borrowings of up to $4,000,000 through June 30, 2004. The Company could borrow at the Bank’s Prime lending rate (4.25% at December 29, 2002 and 4.75% at December 30, 2001) or at Libor + 135 basis points (2.79% at December 29, 2002 and 3.8% at December 30, 2001). The maximum borrowings under the Agreement were reduced by standby letter of credit (Refer to Note 8). Borrowings under the Agreement were unsecured. The loan agreement contained certain restrictive covenants, the most restrictive of which required minimum tangible net worth and cash flow to debt service ratios. It also limited additional borrowings and investments. Payments of interest only were due until the agreement expired on June 30, 2004. As of December 29, 2002 and December 30, 2001, there were no outstanding borrowings under the revolving line of credit. In connection with the sale of the Company as discussed in Note 11, the Agreement was terminated.

5. Common Stock

     Common stock issued and authorized as of December 29, 2002, December 30, 2001, and December 31, 2000 is as follows:

     Tech Industries, Inc. – Common stock, no par value, authorized 8,392 shares, issued and outstanding 7,840 shares.

     Tech Industries U.K. Ltd. – Common stock, no par value, authorized 4,000 shares, issued and outstanding 200 shares.

TECH INDUSTRIES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

6. Restructuring

     In December 2000, the Company announced a restructuring plan involving the closing of its Ireland operation. The Company recorded restructuring charges during fiscal year 2000 totaling approximately $1,908,000, which consisted principally of employee severance costs. The Ireland facilities ran a minimal operation through April 2001 when it ceased operations completely and placed the facilities for sale. On December 18, 2002, the Company sold two buildings for $1,058,525 and the remaining two buildings on July 31, 2003 for $1,120,529. The proceeds on such transactions were used to liquidate the Company’s investment in Tech Ireland, which was distributed to the shareholders of the Company in August 2003.

     In October 2001, the Company announced a restructuring plan involving the closing of its Brazil operation. The decision to cease operation was made due to the heavy competition and a poor economy in Brazil. All of the useful fixed assets, with a net book value of approximately $994,000, were transferred back to the Company and placed into operation during December 2001. As a result of ceasing operations in Brazil and Ireland, the Company charged $2,529,000 to operations during the year ended December 30, 2001, which had previously been included in other comprehensive income (loss).

7. Retirement Plans

     The Company maintains a 401(k) and a discretionary profit sharing plan. Annual Company contributions, as determined by the officers of the Company, are made to a trust fund. Contributions to the Plan were $266,000, $311,000 and $306,000 for years ended December 29, 2002, December 30, 2001, and December 31, 2000, respectively.

8. Self-Insurance Plan

Workers’ Compensation

     The Company was self-insured for Workers’ Compensation from 1991 through 1996. In connection with the self-insurance program, the Company was required to maintain a $250,000 standby letter of credit, which was renewed on May 1, 2003. The letter of credit provided the collateral necessary for the State of Rhode Island until the State was satisfied that all claims have been paid. There was one workers’ compensation case pending. Subsequent to December 29, 2002, the Company lost its’ appeal on the case and had to pay $80,269 plus legal fees of $16,500, which was accrued for at December 29, 2002. The employee returned to work during October 2003. Additionally, the Company purchased insurance known as “tail coverage” during August 2003 and is now fully insured for all prior periods that the Company had been self-insured. The State of Rhode Island released the letter of credit as collateral and the Company cancelled the standby letter of credit.

Dental Insurance

     The Company has a self-insurance program to provide dental benefits to its employees. The benefits are administered by Delta Dental of Rhode Island and are in accordance with a standard plan thus providing limited benefits.

TECH INDUSTRIES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

8.     Self-Insurance Plan, (continued)

Officer’s Life Insurance

     In 2001 the Company surrendered the life insurance policy and distributed the proceeds of approximately $550,000 to the shareholders.

9. Deferred Compensation

     On November 26, 2001, the Company entered into deferred compensation agreements with the two officers of the Company. The agreements allowed the officers to earn $5,000 per month for each complete month of service performed. The maximum amount of deferred compensation that could be accrued under this agreement was $350,000 for each officer, thus $700,000 was the cumulative maximum accrual. Total compensation accrued was $120,000 and $10,000 for years ended December 29, 2002 and December 30, 2001, respectively. On September 18, 2003, the Company paid $700,000 pursuant to the terms of the agreement due to the sale of the Company stock to Portola Packaging, Inc., which included the amounts accrued at December 29, 2002 and December 30, 2001.

10.     Major Customers, Revenue Concentration and Dependence on Certain Suppliers

     The Company manufactures and sells plastic packaging components. The Company has two major customers which account for approximately 59% (2002), 53% (2001) and 60% (2000 of the Company’s sales. Additionally, sales to seven customers represented approximately 83% (2002), 84% (2001), and 72% (2000) of net sales.

     Revenue by geographic location is as follows (in thousands):

	United	United
Year ended:	States	Kingdom	Brazil	Ireland	Total

December 29, 2002	$30,509	$1,725	$—	$—	$32,234
December 30, 2001	$35,257	$434	$758	$695	$37,144
December 31, 2000	$30,982	$—	$946	$7,275	$39,203

TECH INDUSTRIES, INC. AND AFFILIATES

NOTES TO COMBINED FINANCIAL STATEMENTS

11. Subsequent Events

     In August 2003, Tech Industries, Inc. distributed its stock ownership in Tech Industries Ireland Limited to the shareholders of Tech Industries, Inc.

     On September 19, 2003, all of the outstanding stock of Tech Industries, Inc. and Tech Industries U.K. Ltd. and partnership interests of 84 Fairmount Street Ltd. Partnership and Fairmount Realty Associates were sold to Portola Packaging, Inc. (“Portola”). Portola is a leading diversified packaging business based in San Jose, California. Portola designs, manufactures, and markets a full line of tamper-evident plastic closures primarily for the dairy, fruit juice, and bottled water market segments.